                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))

      |_|   Definitive Proxy Statement

      |X|   Definitive Additional Materials

      |_|   Soliciting Material Under Rule 14a-12

                            PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                                   JOHN MUTCH
                                  PHILIP MOYER
                                JEFFREY C. SMITH
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

            PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
            CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
            DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

            Starboard  Value and  Opportunity  Master Fund Ltd., an affiliate of
Ramius  Capital  Group,  L.L.C.  ("Ramius  Capital"),  together  with the  other participants  named herein, has made a definitive filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the  election  of its two  nominees at the 2007 annual  meeting  of  stockholders  of  Phoenix  Technologies  Ltd.,  a  Delaware corporation (the "Company").

            Item 1: On February 6, 2007,  Starboard  issued the  following  open letter to the shareholders of the Company on behalf of the Ramius Group:

               ATTENTION PHOENIX TECHNOLOGIES LTD. SHAREHOLDERS

                            VOTE THE WHITE PROXY CARD

                                       FOR

                   The Ramius Group's Two Director Nominees

Dear Fellow Shareholders:

            We wish to be clear. Our proposal to purchase  Phoenix  Technologies
Ltd.  ("Phoenix" or the "Company") is withdrawn from  consideration.  We believe that Phoenix is using our recent  proposal to acquire the  Company,  which is no longer on the table,  as a smokescreen  to divert your  attention  from the real issue in this proxy contest - WHICH  NOMINEES ARE MOST  QUALIFIED TO OVERSEE THE
COMPANY'S TURNAROUND AND MAXIMIZE VALUE FOR ALL SHAREHOLDERS?

                            PLEASE DO NOT BE MISLED!

Phoenix  would have you believe that our  independent  industry-expert  director nominees would act, if elected, solely to promote a sale of the Company to us at a price that is below the current market value. THIS IS SIMPLY NOT THE CASE! OUR
OFFER IS  WITHDRAWN.  OUR NOMINEES ARE  EXPERIENCED  AND  ACCOMPLISHED  INDUSTRY
VETERANS  INTERESTED  IN ONE THING AND ONE THING  ONLY:  MAXIMIZING  SHAREHOLDER
VALUE FOR ALL SHAREHOLDERS IN ACCORDANCE WITH THEIR FIDUCIARY DUTIES.

OUR OFFER IS NO  LONGER ON THE  TABLE.  WE ARE NO LONGER  ATTEMPTING  TO BUY THE
COMPANY.  We are  attempting  to get the most  qualified  people on the board of directors of the Company to represent the best interest of all shareholders.  As
13.7% shareholders,  we are committed to maximizing shareholder value for all of the Company's shareholders.

               THIS BOARD WANTS YOU TO IGNORE ITS PAST MISTAKES

  DON'T RISK YOUR INVESTMENT ON THE CURRENT BOARD'S IRRESPONSIBLE OVERSIGHT

WE URGE YOU TO SIGN,  DATE AND RETURN THE WHITE  PROXY CARD  TODAY.  EVEN IF YOU
HAVE ALREADY VOTED FOR THE COMPANY'S  SLATE, YOU HAVE EVERY RIGHT TO CHANGE YOUR
MIND.  SIMPLY SIGN AND DATE THE WHITE  PROXY CARD - ONLY THE LATEST  DATED PROXY
CARD YOU RETURN WILL BE COUNTED.

YOUR VOTE IS VERY IMPORTANT - REGARDLESS OF HOW MANY SHARES YOU OWN. If you have any questions,  or need assistance in filling out your WHITE proxy card,  please call our  proxy  solicitors,  Innisfree  M&A  Incorporated,  toll-free  at (877)
800-5185.

We thank you for your  consideration  and look forward to the  responsibility of maximizing value for all Phoenix shareholders.

Respectfully,

/s/ Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd.
on behalf of
The Ramius Group

      Item 2: On February 6, 2007,  Ramius  Capital  issued the following  press release:

  RAMIUS GROUP REAFFIRMS ITS COMMITMENT TO MAXIMIZING VALUE FOR ALL PHOENIX
                            TECHNOLOGIES STOCKHOLDERS

           URGES PHOENIX STOCKHOLDERS TO VOTE THE WHITE PROXY CARD
                            TO ELECT RAMIUS NOMINEES

------------------------------------------------------------------------------

NEW YORK - FEBRUARY 6, 2007 - Starboard Value and Opportunity  Master Fund Ltd.,
an affiliate of Ramius Capital Group, L.L.C. (together,  "Ramius"), today issued an open letter to all stockholders of Phoenix  Technologies  Ltd.  ("Phoenix" or the  "Company")  (NASDAQ:  PTEC)  in  which  it  reaffirmed  its  commitment  to maximizing value for all of the Company's stockholders.

In the letter,  Ramius noted it has withdrawn  its proposal to purchase  Phoenix and that the Company is diverting shareholders' attention from the real issue in this proxy contest - which  nominees are most qualified to oversee the Company's turnaround and maximize value for all shareholders?

As previously disclosed,  Ramius has nominated independent industry experts John
Mutch and Philip  Moyer for election to the board of directors of Phoenix at the
Company's upcoming annual meeting of stockholders.

Ramius Executive  Managing  Director Jeffrey C. Smith commented,  "Phoenix would have you  believe  that our  industry-expert  director  nominees  would act,  if elected,  solely to promote a sale of the Company to us at a price that is below the current  market  value.This is simply not the case!  Our offer is withdrawn.
Our nominees are experienced and accomplished  industry  veterans  interested in one thing and one thing only: maximizing  shareholder value for all shareholders in accordance with their fiduciary duties."

Ramius urges all Phoenix  stockholders  to sign, date and return the WHITE proxy card by the February 14, 2007 deadline.  Stockholders who have questions or need
assistance   in  voting  their  WHITE  proxy  card  should  call  Ramius'  proxy solicitors, Innisfree M&A Incorporated at (877) 800-5185.

ABOUT RAMIUS CAPITAL GROUP, L.L.C.

Ramius Capital Group is a registered  investment  advisor that manages assets of approximately  $7.9 billion in a variety of alternative  investment  strategies.
Ramius  Capital  Group is  headquartered  in New York with  offices  located  in
London, Tokyo, Hong Kong, Munich, and Vienna.

The full text of the letter is attached:

               ATTENTION PHOENIX TECHNOLOGIES LTD. SHAREHOLDERS

                            VOTE THE WHITE PROXY CARD

                                       FOR

                   The Ramius Group's Two Director Nominees

Dear Fellow Shareholders:

We  wish to be  clear.  Our  proposal  to  purchase  Phoenix  Technologies  Ltd.
("Phoenix" or the  "Company") is withdrawn from  consideration.  We believe that
Phoenix is using our recent proposal to acquire the Company,  which is no longer on the table,  as a smokescreen  to divert your attention from the real issue in this proxy contest - WHICH  NOMINEES ARE MOST QUALIFIED TO OVERSEE THE COMPANY'S
TURNAROUND AND MAXIMIZE VALUE FOR ALL SHAREHOLDERS?

                            PLEASE DO NOT BE MISLED!

Phoenix  would have you believe that our  independent  industry-expert  director nominees would act, if elected, solely to promote a sale of the Company to us at a price that is below the current market value. THIS IS SIMPLY NOT THE CASE! OUR
OFFER IS  WITHDRAWN.  OUR NOMINEES ARE  EXPERIENCED  AND  ACCOMPLISHED  INDUSTRY
VETERANS  INTERESTED  IN ONE THING AND ONE THING  ONLY:  MAXIMIZING  SHAREHOLDER
VALUE FOR ALL SHAREHOLDERS IN ACCORDANCE WITH THEIR FIDUCIARY DUTIES.

OUR OFFER IS NO  LONGER ON THE  TABLE.  WE ARE NO LONGER  ATTEMPTING  TO BUY THE
COMPANY.  We are  attempting  to get the most  qualified  people on the board of directors of the Company to represent the best interest of all shareholders.  As

13.7% shareholders,  we are committed to maximizing shareholder value for all of the Company's shareholders.

               THIS BOARD WANTS YOU TO IGNORE ITS PAST MISTAKES

  DON'T RISK YOUR INVESTMENT ON THE CURRENT BOARD'S IRRESPONSIBLE OVERSIGHT

WE URGE YOU TO SIGN,  DATE AND RETURN THE WHITE  PROXY CARD  TODAY.  EVEN IF YOU
HAVE ALREADY VOTED FOR THE COMPANY'S  SLATE, YOU HAVE EVERY RIGHT TO CHANGE YOUR
MIND.  SIMPLY SIGN AND DATE THE WHITE  PROXY CARD - ONLY THE LATEST  DATED PROXY
CARD YOU RETURN WILL BE COUNTED.

YOUR VOTE IS VERY IMPORTANT - REGARDLESS OF HOW MANY SHARES YOU OWN. If you have any questions,  or need assistance in filling out your WHITE proxy card,  please call our  proxy  solicitors,  Innisfree  M&A  Incorporated,  toll-free  at (877)
800-5185.

We thank you for your  consideration  and look forward to the  responsibility of maximizing value for all Phoenix shareholders.

Respectfully,

/s/ Jeffrey C. Smith
Starboard Value and Opportunity Master Fund Ltd.
on behalf of
The Ramius Group

               CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On January 25,  2007,  Starboard  Value and  Opportunity  Master  Fund Ltd.,  an
affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"),  together with the other  participants  named herein,  made a definitive filing with the Securities and Exchange  Commission  ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the  election  of its two  nominees at the
2007 annual meeting of  stockholders  of Phoenix  Technologies  Ltd., a Delaware corporation (the "Company").

RAMIUS CAPITAL  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE DEFINITIVE
PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH DEFINITIVE PROXY
STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.
IN ADDITION,  THE PARTICIPANTS IN THE PROXY  SOLICITATION WILL PROVIDE COPIES OF
THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES
SHOULD  BE  DIRECTED  TO  THE  PARTICIPANTS'  PROXY  SOLICITOR,   INNISFREE  M&A
INCORPORATED, AT ITS TOLL-FREE NUMBER: (877) 800-5185.

The  participants in the proxy  solicitation are Starboard Value and Opportunity
Master Fund Ltd., a Cayman Islands exempted company ("Starboard"),  Parche, LLC, a Delaware  limited  liability  company  ("Parche"),  Admiral  Advisors,  LLC, a
Delaware limited  liability  company,  Ramius Capital Group,  L.L.C., a Delaware limited  liability  company  ("Ramius  Capital"),  C4S & Co., L.L.C., a Delaware limited liability company ("C4S"),  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss,  Jeffrey M. Solomon, John Mutch, Philip Moyer and Jeffrey C. Smith (the
"Participants").

Starboard  beneficially  owns  2,774,471  shares of Common Stock of the Company.
Parche  beneficially owns 528,470 shares of Common Stock of the Company.  As the investment  manager of  Starboard  and the  managing  member of Parche,  Admiral
Advisors may be deemed to beneficially  own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470  shares of Common Stock of the
Company owned by Parche. As the sole member of Admiral Advisors,  Ramius Capital may be deemed to  beneficially  own the 2,774,471  shares of Common Stock of the
Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital,  C4S may be deemed to beneficially  own the  2,774,471  shares of Common Stock of the Company owned by
Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

As the managing  members of C4S, each of Mr. Cohen,  Mr. Stark,  Mr. Strauss and
Mr.  Solomon may be deemed to  beneficially  own the 2,774,471  shares of Common
Stock of the Company owned by Starboard  and the 528,470  shares of Common Stock of the Company owned by Parche.

Mr. Mutch  beneficially owns 200,000 shares of Common Stock of the Company.  Mr.
Moyer does not beneficially  own any shares of Common Stock of the Company.  Mr.
Smith does not beneficially own any shares of Common Stock of the Company.

                                    # # #
CONTACT:

Media & Stockholders:
Sard Verbinnen & Co.
Dan Gagnier or Renee Soto, 212-687-8080